SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) December 21, 1999



                           FFP PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)




            Delaware                    1-9510                   75-2147570
 (State or other jurisdiction of     (Commission               (IRS employer
 incorporation or organization)      File Number)           Identification No.)


        2801 Glenda Avenue, Fort Worth, Texas                 76117-4391
      (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code  817/838-4700


                                  Not applicable
         (Former name or former address, if changed since last report)


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ITEM 4

   KPMG LLP ("KPMG") served as the registrant's independent accountant to audit the consolidated financial statements of the registrant for each of its two most recent years ended December 31, 1998, and December 31, 1997. In November and December 1999, the registrant sought proposals from four accounting firms, including KPMG and Grant Thornton LLP ("Grant Thornton"), with respect to the audit of the registrant's consolidated financial statements for its fiscal year ending December 31, 1999.

   On December 15, 1999, the registrant vebally advised KMPG that, as part of the registrant's effort to reduce general and administrative expenses, management would recommend a dismissal of KPMG as the registrant's outside accounting firm to audit the registrant's consolidated financial statements for its fiscal year ending December 31, 1999 and the engagement of Grant Thornton in that capacity. On December 21, 1999, the audit committee of the registrant's board of Directors approved these actions.

   The reports of KPMG on the financial statements of the registrant for its two most recent years do not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

   There were no disagreements between the registrant and KPMG during the registrant's two most recent fiscal years or any subsequent interim period preceding the dismissal as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure. After its audit of the registrant's financial statements for its fiscal year ended December 31, 1998, KPMG advised the registrant that certain internal control matters constituted material weaknesses and reportable conditions. During its fiscal year 1999, the registrant has taken remedial action in an attempt to rectify and improve each of these matters. The audit committee of the board of directors of the registrant has discussed these matters with KPMG, and the registrant has authorized KPMG to respond fully to the inquiries of Grant Thornton about these matters.

   On October 15, 1999, the registrant closed new financing with a 20-year term from a third party lender and repaid in full its long-term indebtedness then payable to FFP Marketing Company, Inc. ("FFP Marketing"). As a condition of that new financing, on the same date, the registrant and FFP Marketing both executed a new real estate lease with a 20-year term, and FFP Marketing exercised options to extend the term of prior real estate leases to a 20-year term, for land and buildings at 63 convenience store locations owned by the registrant and operated by FFP Marketing.

   At the time of the registrant's preparation of Form 10-Q for its third quarter of 1999, which was filed prior to the dismissal of KPMG as registrant's accounting firm, KPMG concluded that such 20-year real estate leases should be accounted for as direct financing leases instead of operating leases. The determination as to whether these lease should be treated as direct financing leases or operating leases for accounting purposes could materially impact the financial statements of registrant for its 1999 fiscal year. As of the date of the filing of this Form 8-K, registrant has not yet determined the correct accounting treatment of such leases because it has not yet completed its review of all of the relevant factual matters necessary to make such a determination. Therefore, this issue was not resolved to the satisfaction of KPMG prior to its dismissal. As of this date, registrant has not sought the opinion, advice or views of Grant Thornton as to this issue or any other accounting principle, and this issue had no bearing on the registrant's decision to change auditing firms.


Item 7.  Financial Statements and Exhibits

   (a)   Not applicable
   (b)   Not applicble
   (c)   Exhibits

         16.1    Letter of KPMG LLP dated December 29, 1999


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                                    SIGNATURES

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 29, 1999                FFP PARTNERS, L.P.
                                         (Registrant)
                                         By: FFP Real Estate Trust,
                                             sole general partner

                                         By: /s/ Craig T. Scott
                                         Craig T. Scott
                                         Vice President - Finance